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                                                                Exhibit 99.1

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                                 IMC GLOBAL INC.

         Proxy Solicited on Behalf of the Board of Directors of IMC Global Inc.
                for the Special Meeting to be held on December 22, 1997


       The undersigned hereby constitutes and appoints Robert E. Fowler,
  P Jr., Marschall I. Smith and Rose Marie Williams and each of them, with full power of substitution, proxies to vote all shares of the Common Stock of IMC Global Inc. ("IGL") which the undersigned may be
  R entitled to vote at the Special Meeting of IGL to be held at IGL's corporate office, 2100 Sanders Road, Northbrook, Illinois 60062 on December 22, 1997, at 10:00 a.m. Local Time, and at any adjournments
  O thereof, and to vote on all matters coming before said meeting, hereby revoking any proxy heretofore given. You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE
  X SIDE, but you need not mark any boxes on the reverse side. If you do not mark any box, your proxy will be voted in accordance with the Board of Directors' recommendations. The proxies cannot vote your
  Y shares unless you sign and return this card. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and the related Joint Proxy Statement and Prospectus (with all annexes and enclosures) dated November 17, 1997.

       This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR authority to vote for the proposals and if any other matter should properly come before the Special Meeting, such shares will be voted with respect to such matters in accordance with the judgment of the persons voting such proxies.

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                                                                 SEE REVERSE
                                                                     SIDE
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/ X /  PLEASE MARK YOUR
       VOTES AS IN THIS
       EXAMPLE.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.



                                                  FOR       AGAINST     ABSTAIN

1.  Approve and adopt the Agreement and           /  /        /  /       /  /
    Plan of Merger dated as of August 26,
    1997 between IMC Global Inc. and
    Freeport-McMoRan Inc. (including the
    issuance of Common Stock of IMC
    Global Inc. in connection with the Merger).


                                                 FOR        AGAINST     ABSTAIN

2.  Approve the proposed amendment to the        /  /         /  /       /  /
    Restated Certificate of Incorporation
    of IMC Global Inc. to increase the
    authorized shares of Common Stock of
    IMC Global Inc. to 300 million.

                                                 FOR        AGAINST     ABSTAIN

3.  Approve the proposed amendment to the        /  /         /  /       /  /
    Restated Certificate of Incorporation
    to increase the range of the number of
    directors who may comprise the Board of
    Directors of IMC Global Inc. to not less than 5 nor more than 18.



        PLEASE CHECK THIS BOX IF YOU PLAN TO     /  /
        ATTEND THE SPECIAL MEETING.





SIGNATURE(S) __________________________________________  DATE _________________

THE SIGNER HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN BY THE SIGNER TO VOTE AT SAID MEETING OR ANY ADJOURNMENTS THEREOF.


NOTE:  PLEASE DATE THIS PROXY AND SIGN EXACTLY AS YOUR NAME OR
       NAMES APPEAR(S) HEREON. IF THE STOCK IS HELD JOINTLY, SIGNATURES SHOULD INCLUDE BOTH NAMES. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD GIVE FULL TITLE. IN ORDER TO INSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE SPECIAL MEETING OF STOCKHOLDERS, PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY CARD AND VOTE IN PERSON.
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